UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

CAPITAL TITLE GROUP, INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement Number:

(3)	Filing party:

(4)	Date filed:

The following are sets of questions and answers that were first emailed to employees holding stock options on April 24, 2006.

CAPITAL TITLE GROUP, INC.

To employees holding stock options:

We know that there are questions still outstanding regarding stock and stock options that many of you may hold. Each stockholder will be mailed a Prospectus/Proxy Statement and Notice to attend a special stockholder meeting to approve the merger transaction. While that document is being prepared, we wanted to address some of the outstanding questions sooner rather than later. Following is a set of questions and answers that we hope will address any outstanding concerns:

Q.	What will happen with my options that are currently vested?

A.	If you have options that are vested (50% of your options vest two years from the date of grant and the remaining 50% vests 3 years from the date of grant), they can be exercised at any time. Once you exercise your options and receive Capital Title shares, you can either sell your shares into the market at the then-current price or keep those shares until the closing of the merger and submit them to the merger Exchange Agent discussed below in order to receive the merger consideration from LandAmerica. If your options are vested and set to expire prior to the closing of the merger, they must be exercised or they will expire under normal terms (five years from the date of grant). As long as your options are not expired, you will be given notice of when they must be exercised.

Q.	What happens if my options are not currently vested?

A.	At some time prior to closing the transaction, Capital Title Group’s Board of Directors will declare all options vested. At that time you will be notified and you will have at least 30 days to exercise your options and either sell the shares you receive into the market or hold them to the closing of the merger.

Q.	What happens if I do not exercise my options?

A.	In order to receive the merger consideration, options must be exercised prior to the closing of the merger. If you do not exercise your options prior to such time, then your options will automatically expire and be cancelled and you will not be entitled to the merger consideration.

Q.	Should I exercise my options?

A.	We are not advising you to either exercise or not exercise your options. You should check with your tax or financial advisor on specifics for this question.

Q.	Will I need to exercise my options or can I be paid the difference between the option price and the value at the time of closing?

A.	You will need to exercise your options and pay the option price times the number of options you exercise. After exercising your options, you can either sell the resulting shares and receive the market price (on April 13, 2006 the closing price was $7.73) or hold them to receive merger consideration from LandAmerica of approximately $8 per share, subject to adjustments described below. If you do not have the funds to pay the exercise price, there are stock brokerage firms who can, for a fee, arrange for a “cashless” exercise in which they advance the funds to exercise the options and repay this advance from the proceeds.

Q.	How much cash or LandAmerica common stock will I receive if I hold common stock to the closing of the merger?

A.	Under the terms of the Merger Agreement, LandAmerica will issue to Capital Title stockholders, for each share of Capital Title common stock that they own, $8.00 in cash or a portion of a share of LandAmerica common stock with a value of no more than $8.25 and no less than $7.75 per Capital Title shares based on the average of the daily closing prices of LandAmerica’s common stock for the 15 trading day period immediately preceding the effective date of the merger. Stockholders will not receive any fractional shares of LandAmerica common stock. Instead, they will receive cash, without interest, for any fractional share of LandAmerica common stock that they might otherwise have been entitled to receive based on the average closing price of the LandAmerica common stock immediately prior to the date that the merger occurs.

Q.	Who will decide how much stock or cash I receive?

A.	All stockholders will be sent a Prospectus/Proxy Statement providing all the details. In general, the merger agreement provides that the mixture of the total merger consideration that LandAmerica will pay to the stockholders of Capital Title will be 20% in the form of shares of the LandAmerica common stock and 80% in the form of cash. Because of this limitation, an election to receive cash or LandAmerica common stock may be re-allocated to meet this limitation. In addition, in certain events the limitation may be adjusted to alter the mixture of the aggregate merger consideration to be paid or LandAmerica may elect to pay all of the merger consideration in cash.

Q.	When will I receive the merger consideration if I hold common stock?

A.	Due to the time involved in seeking necessary regulatory approvals, it is uncertain if and when the transaction will close. You will be notified of the time of the closing. Under the terms of the Merger Agreement, the Exchange Agent will have 15 business days from the closing of the merger to distribute the merger consideration described above to holders that have properly submitted their shares of common stock.

We are hopeful this addresses the questions you may have at this time. Further information will be sent to all stockholders and option holders when it is prepared.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING

INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this communication, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, timing expectations to complete the merger, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates, “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Capital Title stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Capital Title operations into LandAmerica will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of LandAmerica’s and Capital Title’s reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Capital Title undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

LandAmerica intends to file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of LandAmerica common stock to be issued to the stockholders of Capital Title in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus that will be sent to the stockholders of Capital Title seeking their approval of the proposed merger. The proxy statement/prospectus will contain important information about LandAmerica, Capital Title, and the merger and about the persons soliciting proxies from Capital Title’s stockholders in the merger, including the officers and directors of Capital Title, and their interests in the merger, such as their stock ownership in Capital Title.

Additional information about Capital Title’s directors and executive officers is included in Capital Title’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission and is available on Capital Title’s website at www.capitaltitlegroup.com and at the Capital Title address provided below.

Capital Title urges its stockholders and other investors to read the registration statement on Form S-4 and the proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about LandAmerica, Capital Title, and the proposed transaction.

Stockholders and investors may obtain free copies of the proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

LandAmerica Financial Group, Inc. 101 Gateway Centre Parkway Richmond, Virginia 23235 Attention: Bob Sullivan Telephone Number: (804) 267-8703	Capital Title Group, Inc. 14648 North Scottsdale Road, Suite 125 Scottsdale, Arizona 85254 Attention: Investor Relations Telephone Number: (602) 225-0505

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